Exhibit 23(j) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To   the Board of Directors and Shareholders of MONEY MARKET MANAGEMENT, INC.:

We consent to the use in Post-Effective Amendment No. 79 to Registration Statement 811-2430 of Money Market Management, Inc. of our report dated February 12, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

By:  DELOITTE & TOUCHE LLP

     Deloitte & Touche LLP

Boston, Massachusetts
February 25, 1999